UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 06, 2025

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Dublin Landings North Wall Quay
Dublin 1, , Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2025, Iterum Therapeutics US Limited (“ITUS”), a subsidiary of Iterum Therapeutics plc (the “Company”), entered into a Product Commercialization Agreement (the “Agreement”) with EVERSANA Life Science Services, LLC (“Eversana”) for the commercialization of the Company’s approved product, ORLYNVAHTM. Pursuant to the Agreement, Eversana will provide sales and commercial operations services to ITUS in the United States, as well as the provision of marketing, logistics, channel management, regulatory, medical affairs and other services related to the commercialization of ORLYNVAHTM in the United States (the “Services”).

Under the terms of the Agreement, ITUS will have legal, regulatory, and manufacturing responsibilities for ORLYNVAHTM, and will book sales for ORLYNVAHTM. The Agreement provides that Eversana shall ensure it complies with laws with respect to the provision of the Services for which it is responsible. ITUS will pay Eversana fees and reimburse Eversana for its expenses in performing the Services as agreed in applicable statements of work issued pursuant to the Agreement. Subject to the terms and conditions of the Agreement, Eversana will serve as the exclusive provider to ITUS of the Services agreed to between the parties in any statement of work issued pursuant to the Agreement.

The term of the Agreement is from the date of execution until five years from the date of commercial launch of ORLYNVAHTM, subject to the rights of either party to terminate the Agreement as a result of a material breach by the other party, the insolvency of the other party, certain changes in law, the occurrence of certain safety recalls of ORLYNVAHTM, there being no active or uncompleted statements of work in effect pursuant to the Agreement, if there is a decline in net sales of ORLYNVAHTM in the United States over a specified period of time. Following a change of control of ITUS and/or the Company, ITUS, the change of control counterparty or the surviving entity may also terminate the Agreement, subject to the payment of specified fees to Eversana by the change of control counterparty or surviving entity. Eversana shall additionally have the right to terminate the Agreement if ITUS withdraws ORLYNVAHTM from the market in the United States for a specified period of time.

The Agreement includes customary mutual obligations on the parties to protect and not disclose the confidential information and intellectual property of the other, and contains insurance, indemnification and limitation of liability provisions customary for service contracts of this type.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	June 11, 2025	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer